Exhibit 2.1(c)             EXECUTION COPY



                          FIRST AMENDMENT
                                TO
                   RECEIVABLES PURCHASE AGREEMENT



                  THIS FIRST AMENDMENT dated as of March 24, 1998 (this "Amendment") to the Receivables Purchase Agreement, dated as of March 25, 1997 (the "Receivables Purchase Agreement"), by and among CONE RECEIVABLES LLC, a Delaware limited liability company, as seller (the "Seller"), CONE MILLS CORPORATION, a North Carolina corporation, as servicer (the "Servicer") and in its individual capacity, and DELAWARE FUNDING CORPORATION, a Delaware corporation, as buyer (the "Buyer"), is by and among the parties listed above. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned to such terms in the Receivables Purchase Agreement.

                        RECITALS

                  WHEREAS, the parties to the Receivables Purchase Agreement desire to amend the Receivables Purchase Agreement to extend the expiration date of the facility as provided below;

                  NOW THEREFORE, in consideration of the premises and the agreements contained herein, the parties hereto agree as follows:

                  SECTION 1. Amendment to Section 1.01 of the Receivables Purchase Agreement. The definition of "Expiration Date" in Section 1.01 of the Receivables Purchase Agreement is hereby amended in its entirety and now reads as follows:

                  "Expiration Date" shall mean the earliest of (i) March 23, 1999 (ii) the date of termination of the commitment of the LOC Bank under the Letter of Credit Reimbursement Agreement, (iii) the date of termination of the commitment of the Banks under the Credit Agreement or (iv) the day on which the Buyer delivers a Notice of Termination pursuant to Section 7.02 hereof or a Termination Event described in Section 7.01(k) hereof occurs.


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

                   SECTION 2.  Amendment to Section 2.15 of the

Receivables  Purchase  Agreement.  The  expiration  date in Section  2.15 of the
Receivables Purchase Agreement is hereby extended by deleting "March 24, 1998" and inserting in its place "March 23, 1999".

                  SECTION 3. Receivables Purchase Agreement in Full Force and Effect as Amended. Except as specifically stated herein, all of the terms and conditions of the Receivables Purchase Agreement shall remain in full force and effect. All references to the Receivables Purchase Agreement in any other document or instrument shall be deemed to mean the Receivables Purchase Agreement, as amended by this Amendment. This Amendment shall not constitute a novation of the Receivables Purchase Agreement, but shall constitute an amendment thereto. The parties hereto agree to be bound by the terms and obligations of the Receivables Purchase Agreement, as amended by this Amendment, as though the terms and obligations of the Receivables Purchase Agreement were set forth herein.

                  SECTION 4. Effectiveness. The amendments provided for by this Amendment shall become effective as of the date hereof, upon receipt by the Buyer of (a) executed counterparts of this Amendment and (b) a certificate of an officer of each of the Seller and the Servicer to the effect that the representations and warranties in Section 5.01 and 5.03, as applicable, of the Receivables Purchase Agreement are true and correct as of the date hereof and that no Termination Event or Potential Termination Event shall exist as of the date hereof.

                  SECTION 5. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

                  SECTION 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE
OF NEW YORK.

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

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

                                     CONE RECEIVABLES LLC,
                                     By:      Cone Mills Corporation,
                                              its sole member


                                     By:      /s/ Neil W. Koonce
                                              Name:  Neil W. Koonce
                                              Title: Vice President



                                            CONE MILLS CORPORATION


                                     By:      /s/ Anthony L. Furr
                                              Name:  Anthony L. Furr
                         Title: Chief Financial Officer
                               and Vice President



                          DELAWARE FUNDING CORPORATION,
                                     By:      Morgan Guaranty Trust Company of
                          New York, as attorney-in-fact
                        for Delaware Funding Corporation


                                     By:         /s/ Richard A. Burke
                             Name: Richard A. Burke
                                              Title: Vice President


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